UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2011

APD ANTIQUITIES, INC.

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of Incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into Material Definitive Agreements.

On December 31, 2011, the loans due to APD Antiquities, Inc. (the "Company") from Northern Adventures, LLC in the aggregate amount of $197,500  had its maturity date extended to March 31, 2012.

On December 31, 2011, promissory notes and convertible promissory notes owed by the Company to accredited individuals and entities bearing 8% interest were extended as follows:

Original Note Amount and Date Entered Into	Previous Due Date	Extended Due Date
$41,000 on April 8, 2011	January 3, 2012	March 15, 2012
$50,000 on April 12, 2011	January 7, 2012	March 15, 2012
$50,000 on April 30, 2011	January 25, 2012	March 15, 2012
$50,000 on August 23, 2011	December 31, 2011	March 15, 2012
$25,000 on September 6, 2011	January 14, 2012	March 15, 2012
$25,000 on September 20, 2011	December 31, 2011	March 15, 2012
$25,000 on September 30, 2011	December 31, 2011	March 15, 2012
$25,000 on October 31, 2011	December 31, 2011	March 15, 2012

On January 2, 2012, the Company made a $15,000 unsecured loan to Northern Adventures, LLC, with a promissory note drawn until March 31, 2012, that bears 8% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: January 6, 2012	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CEO